Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, November 12, 2010 — Tidewater Inc. (NYSE:TDW) announced that its board of directors declared on November 11, 2010, a quarterly dividend of $.25 per share on Tidewater’s approximately 51.4 million shares of common stock outstanding.

The dividend is payable December 15, 2010, to shareholders of record on December 3, 2010.

Tidewater Inc. owns 396 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.